SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The AES Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1163725
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-229896

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Corporate Units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1. Description of Registrant’s Securities to be Registered

For a description of The AES Corporation’s (the “Registrant”) Corporate Units to be registered hereunder, reference is made to the information under the captions “Description of Securities” in the Prospectus, dated February 26, 2019, included in the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-229896) originally filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on February 27, 2019, as supplemented by the information under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement,” “Description of the Convertible Preferred Stock” and “Description of the Series B Preferred Stock” in the prospectus supplement filed pursuant to Rule 424(b)(2) under the Securities Act on March 3, 2021 and “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.(k) to the Company’s Annual Report on Form 10-K filed on February 25, 2021, which information is hereby incorporated herein by reference and made part of this registration statement on Form 8-A in its entirety.

Item 2. Exhibits

1.1*	Underwriting Agreement among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein relating to the offering of Corporate Units.

3.1	Sixth Restated Certificate of Incorporation dated April 24, 2000 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 26, 2009).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 10, 2019).

3.3*	Certificate of Designations of 0% Series A Cumulative Perpetual Convertible Preferred Stock.

3.4*	Certificate of Designations of 0% Series B Cumulative Perpetual Preferred Stock.

4.1*	Purchase Contract and Pledge Agreement among the Company, Deutsche Bank Trust Company Americas, as Purchase Contract Agent, and Deutsche Bank Trust Company Americas.

4.2*	Form of Corporate Unit.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2021

THE AES CORPORATION

By:	/s/ Gustavo Pimenta
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1*	Underwriting Agreement among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein relating to the offering of Corporate Units.

3.1	Sixth Restated Certificate of Incorporation dated April 24, 2000 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 26, 2009).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 10, 2019).

3.3*	Certificate of Designations of 0% Series A Cumulative Perpetual Convertible Preferred Stock.

3.4*	Certificate of Designations of 0% Series B Cumulative Perpetual Preferred Stock.

4.1*	Purchase Contract and Pledge Agreement among the Company, Deutsche Bank Trust Company Americas, as Purchase Contract Agent, and Deutsche Bank Trust Company Americas.

4.2*	Form of Corporate Unit.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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